Exhibit 99.1

BioCardia Announces Positive Consultation with Japan PMDA on CardiAMP Cell Therapy for Ischemic Heart Failure

Next PMDA Consultation after Review of CardiAMP HF Trial Data

Sunnyvale, Calif. – December 4, 2024 - BioCardia, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, announced today the successful completion of a consultation with Japan’s Pharmaceutical and Medical Device Agency (PMDA) on the next steps for the submission for registration of its lead therapeutic asset, BCDA-01, for the treatment of ischemic heart failure of reduced ejection fraction (HFrEF).

“This most recent meeting with PMDA had several important outcomes,” said Peter Altman, Ph.D., BioCardia’s President and Chief Executive Officer.” First, PMDA has invited our next consultation after the submission of our final clinical data with two-year follow-up to review the sufficiency of evidence to support claims of safety and efficacy for the BCDA-01 program. Second, PMDA remains open to the results from the CardiAMP Heart Failure Trial and our previous trials being sufficient evidence for registering CardiAMP Cell Therapy System for patients with heart failure in Japan.”

Dr. Altman continued, “We are working on data lock from our fully enrolled 125 patient CardiAMP Heart Failure Trial and anticipate final data will be available in the first quarter of 2025.”

CardiAMP Cell Therapy for the treatment of HFrEF (BCDA-01) has received Breakthrough Designation from Food and Drug Administration Center for Biological Evaluation and Research (FDA CBER), with development supported by the Maryland Stem Cell Research Fund. All CardiAMP Cell Therapy clinical trials in the United States (BCDA-01 and BCDA-02) are also supported by reimbursement from the Center for Medicaid and Medicare Services (CMS).

About BioCardia:

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms. For more information visit: www.BioCardia.com.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the Company’s investigational product candidates, the timing of data lock on the CardiAMP Heart Failure Trial, the timing of availability of data from this trial, and future consultations with Japan PMDA. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2024, under the caption titled “Risk Factors” and in our subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120